Exhibit 3.63

AMENDED AND RESTATED BYLAWS

OF

LEWIS & LEWIS, INC.

I. REFERENCES TO CERTAIN TERMS AND CONSTRUCTION

1.01. Previous Bylaws. These Amended and Restated Bylaws (these “Bylaws”) amend and restate the previous bylaws of Lewis & Lewis, Inc. (the “Corporation”), and all amendments thereto, in their entirety and, as the date hereof, the previous bylaws are of no further force or effect.

1.02. Certain References. Any reference herein made to law will be deemed to refer to the law of the State of Wyoming, including any applicable provisions of the Wyoming Business Corporation Act (or its successor), as at any given time in effect. Any reference herein made to the Articles will be deemed to refer to the applicable provision or provisions of the Articles of Incorporation of the Corporation, and all amendments thereto, as at any given time on file. Except as otherwise required by law, the term “stockholder” as used herein shall mean one who is a holder of record of shares of the Corporation.

1.03. Seniority. The law and the Articles (in that order of precedence) will in all respects be considered senior and superior to these Bylaws, with any inconsistency to be resolved in favor of the law and such Articles (in that order of precedence), and with these Bylaws to be deemed automatically amended from time to time to eliminate any such inconsistency which may then exist.

1.04. Computation of Time. The time during which an act is required to be done, including the time for the giving of any required notice herein, shall be computed by excluding the first day or hour, as the case may be, and including the last day or hour.

II. OFFICES

2.01. Principal Office. The principal office or place of business of the Corporation in the State of Wyoming shall be P.O. Box 1928, Rock Springs, WY 82902. The registered office of the Corporation in the State of Wyoming shall be 1821 Logan Avenue, Cheyenne, Wyoming, 82001. The Corporation may change its principal or registered office from time to time in accordance with the relevant provisions of the Wyoming Business Corporation Act. The Corporation may have such other offices, either within or without the State of Wyoming, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

III. STOCKHOLDERS

3.01. Annual Stockholder Meeting. The annual meeting of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a majority vote members of the Board of Directors, and transact such other business as may properly be brought before the meeting.

3.02. Special Stockholder Meetings. Unless otherwise prescribed by law or by the Articles of Incorporation, special meetings of stockholders, for any purpose or purposes, may be called by either the Chairman, the President, or the holders of 25% of the issued and outstanding shares of capital stock entitled to vote there at and shall be called by either such officer at the request in writing of a majority of the Board of Directors, or by resolution of the Board of Directors. Notice of each special meeting shall be given in accordance with Section 3.03 of these Bylaws. Unless otherwise permitted by law, business transacted at any special meeting of stockholders shall be limited to the purpose stated in the notice.

3.03. Notice of Stockholders’ Meetings.

(a) Required Notice. Except as otherwise allowed or required by law, written notice stating the place, day and hour of any annual or special stockholders’ meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting by or at the direction of the person or persons calling the meeting, to each stockholder entitled to vote at such meeting and to any other stockholder entitled to receive notice of the meeting by law or the Articles. Such notice may be given either personally or by sending a copy thereof through the mail, by private delivery service (including overnight courier), by facsimile transmission, charges prepaid, or by electronic mail to each stockholder at his/her address as it appears on the records of the Corporation. If the notice is sent by mail or by private delivery service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or private delivery service for transmission to such person. If the notice is sent by facsimile transmission, it shall be deemed to have been given upon transmission, if transmission occurs before 12:00 noon at the place of receipt, and upon the day following transmission, if transmission occurs after 12:00 noon. If the notice is sent by electronic mail, notice shall be deemed given when directed to an electronic mail address at which the stockholder has consented to receive notice.

(b) Adjourned Meeting. If any stockholders’ meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place are announced at the meeting at which the adjournment is taken. But if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, then notice of the adjourned meeting shall be given to each stockholder of record entitled to such notice pursuant to Section 3.03(a) above.

(c) Waiver of Notice. Any stockholder may waive notice of a meeting (or any notice of any other action required to be given by the Wyoming Business Corporation Act, the Corporation’s Articles of Incorporation, or these Bylaws), at anytime before, during, or after the meeting or other action, by a writing signed by the stockholder entitled to the notice. Each such waiver shall be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Attendance of a stockholder at a meeting shall constitute a waiver of notice of the meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(d) Contents of Notice. The notice of each special stockholders’ meeting shall include a description of the purpose or purposes for which the meeting is called. Except as required by law or the Corporation’s Articles of Incorporation, the notice of an annual stockholders’ meeting need not include a description of the purpose or purposes for which the meeting is called.

3.04. Stockholder Quorum and Voting Requirements. Unless otherwise provided in the Articles or these Bylaws or required by law,

(a) a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders;

(b) in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at a meeting and entitled to vote on the subject matter shall be at the act of the stockholders;

(c) directors shall be elected by a majority of the votes of the shares present in person or represented by proxy at a meeting and entitled to vote on the election of directors; and

(d) where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

3.05. Proxies. At all meetings of stockholders, a stockholder may vote in person or by proxy duly executed in writing by the stockholder or the stockholder’s duly authorized attorney-in-fact. Such proxy shall comply with law and shall be filed with the Secretary of the Corporation or other person authorized to tabulate votes before or at the time of the meeting. The burden of proving the validity of any undated, irrevocable, or otherwise contested proxy at a meeting of the stockholders will rest with the person seeking to exercise the same. A facsimile appearing to have been transmitted by a stockholder or by such stockholder’s duly authorized attorney-in-fact maybe accepted as a sufficiently written and executed proxy.

3.06. Voting of Shares. Unless otherwise provided in the Articles or the Wyoming Business Corporation Act, each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of stockholders.

3.07. Stockholder Approval or Ratification. The Board of Directors may submit any contract or act for approval or ratification of the stockholders at a duly constituted meeting of the stockholders. Except as otherwise required by law, if any contract or act so submitted is approved or ratified by a majority of the votes cast thereon at such meeting, the same will be valid and as binding upon the Corporation and all of its stockholders as it would be if it were the act of its stockholders.

3.08. Informalities and Irregularities. All informalities or irregularities in any call or notice of a meeting of the stockholders or in the areas of credentials, proxies, quorums, voting, and similar matters, will be deemed waived if no objection is made at the meeting.

3.09. Stockholder Action by Written Consent. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if one (1) or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Each consent shall bear the date of signature of each stockholder who signs the consent. The consents shall be delivered to the Corporation in accordance with law for inclusion in the minutes or filing with the corporate record. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented to the action.

3.10. Meetings by Remote Communications. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(a) participate in a meeting of stockholders; and

(b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication,

provided that

(i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;

(ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including (x) providing an alternative means of participation for those stockholders unable to participate by remote communication and (y) an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

(iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

IV. BOARD OF DIRECTORS

4.01. General Powers. Subject to this Article IV, the business and affairs of the Corporation and any of its wholly-owned subsidiaries shall be managed by or under the direction of the Board of Directors.

4.02. Number; Qualification of Directors. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors do not need to be residents of the State of Wyoming or stockholders of the Corporation.

4.03 Tenure and Term. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation, death, disqualification or removal.

4.04 Resignation and Vacancies. Any director may resign at any time upon notice given in writing or by electronic transmission to the attention of the Secretary of the Corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies. Unless otherwise provided in the Articles or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then the shareholders will elect a new director or directors pursuant to the provisions of these Bylaws.

4.05. Regular Meetings of the Board of Directors. Regular meetings of the Board of Directors may be held at such places and at such times as the Board of Directors may determine by written or electronic transmission of consent of a resolution of the directors.

4.06. Special Meetings of the Board of Directors. Special meetings of the Board of Directors may be held whenever and wherever called for by the President, or the number of directors that would be required to constitute a quorum.

4.07. Notice of and Waiver of Notice for, Directors Meetings. No notice need be given of regular meetings of the Board of Directors. Notice of the time and place (but not necessarily the purpose or all of the purposes) of any special meeting will be given to each director in person or by telephone, or via mail or electronic transmission. Any director may waive notice of any meeting and any adjournment thereof at any time before, during, or after it is held, as provided by law. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

4.08. Director Quorum. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, unless the Articles require a greater number.

4.9. Directors, Manner of Acting.

(a) The affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Articles or these Bylaws require a greater percentage and except as otherwise required by law.

(b) Unless the Articles provide otherwise, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, conference telephone or similar communications equipment by means of which all persons participating in the meeting may hear each other, in which case any required notice of such meeting may generally describe the arrangements (rather than or in addition to the place) for the holding thereof. A director participating in a meeting by this means is deemed to be present in person at the meeting.

(c) A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (1) the director objects at the beginning of the meeting (or promptly upon his/her arrival) to holding it or transacting business at the meeting; or (2) his/her dissent or abstention from the action taken is entered in the minutes of the meeting; or (3) he/she delivers written notice of his/her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation before 5:00 p.m. on the next business day after the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

4.10. Director Action Without a Meeting. Unless the Articles provide otherwise, any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if the action is taken by unanimous written consent of the Board of Directors as evidenced by one (1) or more written consents describing the action taken, signed by each director and filed with the minutes or proceedings of the Board of Directors.

4.11. Removal of Directors by Stockholders. Except as limited by the Articles or by law, any director may be removed, with or without cause, by the holders of not less than a majority of the shares entitled to vote at an election of directors.

4.12. Director Committees. The Board of Directors may designate a committee or committees consisting of one or more directors which committee or committees, to the extent provided in such resolution, will have and may exercise all the authority therein provided; but the designation of such committee or committees and the delegation thereto of authority will not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

4.13. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other Corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such director’s vote is counted for such purpose if (i) the material facts as to such director’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to such director’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

4.14. Non-Liability for Certain Acts. The Board of Directors shall exercise business judgment in managing the business, operations and affairs of the Corporation. Unless fraud, gross negligence or willful misconduct shall be proven by a court order, judgment, decree or decision which has become final, the Board of Directors shall not be liable or obligated to the Corporation or stockholders for any mistake of fact or judgment or for the doing or failure to do of any act in conducting the business, operations and affairs of the Corporation which causes or results in any loss or damage to the Corporation or stockholders (each, a “Non-Actionable Act”); and, provided, further, the Corporation hereby releases, forgives, discharges and forever acquits the Board of Directors, and their respective agents, servants, representatives, employees, assigns, affiliates, partners, predecessors, and successors in interest of and from any and all claims, demands, liabilities, obligations, actions, causes of action, losses, damages, costs, attorneys fees, expenses and injuries of any nature whatsoever sustained by the Corporation, related to or arising from any Non-Actionable Act.

V. OFFICERS

5.01. Officers. The officers of the Corporation shall consist of a President and a Secretary and such other officers as the Board of Directors may from time to time determine, including one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers, and one or more Assistant Secretaries, each of whom shall be appointed by the Board of Directors and shall hold office for such term as may be prescribed by the Board of Directors and until such person’s successor shall have been duly elected and qualified, or until such person’s earlier death, disqualification, resignation or removal. The Board of Directors shall have power to fill vacancies occurring in any office. Any number of offices, other than the offices of President and Secretary, may be held by the same person.

5.02. Resignation and Removal of Officers. An officer may resign at any time by delivering written notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date or event. Any officer may be removed by the Board of Directors at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer shall not of itself create contract rights.

5.03. Duties of Officers. Officers of the Corporation shall have authority to perform such duties as may be prescribed from time to time by law, in these Bylaws, or by the Board of Directors, the President, or the superior officer of any such officer. Each officer of the Corporation (in the order designated herein or by the Board) will be vested with all of the powers and charged with all of the duties of his or her superior officer in the event of such superior officer’s absence, death, or disability.

5.04. President. The Board of Directors may elect a President to serve as an officer of the Corporation. If elected, the President shall be vested with such other powers and duties as the Board of Directors may from time to time delegate to him or her. The President will be a proper officer to sign on behalf of the Corporation any deed, bill of sale, assignment, option, mortgage, pledge, note, bond, evidence of indebtedness, application, consent (to service of process or otherwise), agreement, indenture, contract, or other instrument, except in each such case where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. Any President may represent the Corporation at any meeting of the stockholders or members of any other corporation, association, partnership, joint venture, or other entity in which the Corporation then holds shares of capital stock or has an interest, and may vote such shares of capital stock or other interest in. person or by proxy appointed by him or her, provided that the Board of Directors may from time to time confer the foregoing authority upon any other person or persons. The President shall perform such other duties as from time to time may be assigned to him/her by the Board of Directors.

5.05. The Vice-President. If appointed, in the absence of the President or in the event of his/her death or disability, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any such designation, then in the order of their appointment) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. If there is no Vice-President or in the event of the death or disability of all Vice-Presidents, then the Treasurer shall perform such duties of the President in the event of his or her absence, death, or disability. Each Vice-President will be a proper officer to sign on behalf of the Corporation any deed, bill of sale, assignment, option, mortgage, pledge, note, bond, evidence of indebtedness, application, consent (to service of process or otherwise), agreement, indenture, contract, or other instrument, except in each such case where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. Any Vice-President may represent the Corporation at any meeting of the stockholders or members of any other corporation, association, partnership, joint venture, or other entity in which the Corporation then holds shares of capital stock or has an interest, and may vote such shares of capital stock or other interest in person or by proxy appointed by him or her, provided that the Board of Directors may from time to time confer the foregoing authority upon any other person or persons. A Vice-President shall perform such other duties as from time to time may be assigned to him/her by the President or by the Board of Directors.

5.06. The Secretary. The Secretary, if any, shall: (a) keep the minutes of the proceedings of the stockholders and of the Board of Directors and any committee of the Board of Directors and all unanimous written consents of the stockholders, Board of Directors, and any committee of the Board of Directors in one (1) or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of any seal of the Corporation; (d) when requested or required, authenticate any records of the Corporation; (e) keep a register of the address of each stockholder which shall be furnished to the Secretary by such stockholder; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him/her by the President or by the Board of Directors. Except as may otherwise be specifically provided in a resolution of the Board of Directors, the Secretary will be a proper officer to take charge of the Corporation’s stock transfer books, and to impress the Corporation’s seal, if any, on any instrument signed by the President, any Vice President, or any other duly authorized person, and to attest to the same. In the absence of the Secretary, a secretary pro tempore may be chosen by the directors or stockholders as appropriate to perform the duties of the Secretary.

5.07. The Treasurer. The Treasurer, if any, shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such bank, trust companies, or other depositories as shall be selected by the Board of Directors or any proper officer; (c) keep full and accurate accounts of receipts and disbursements in books and records of the Corporation; and (d) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him/her by the President or by the Board of Directors. The Treasurer will render to the President, the directors, and the stockholders at proper times an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall be responsible for preparing and filing such financial reports, financial statements, and returns as may be required by law.

5.08. Salaries. The salaries of the officers of the Corporation may be fixed from time to time by the Board of Directors. No officer will be prevented from receiving a salary by reason of the fact that he or she is also a director of the Corporation.

5.9. Additional Appointments. In addition to the officers contemplated in this Article V, the Board of Directors may appoint other agents of the Corporation with such authority to perform such duties as may be prescribed from time to time by the Board of Directors.

VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.01. Certificates for Shares. The shares of the Corporation shall be uncertificated, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be represented by certificates. Any shares represented by a certificate prior to the adoption of these Bylaws shall remain certificated until such certificate is surrendered to the Corporation.

6.02. Transfer of Shares. Shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender and delivery to the Corporation of the certificate representing such shares and a duly executed instrument authorizing transfer of such shares, if certificated, or delivery of a duly executed instrument authorizing transfer of such shares, if uncertificated, to the person in charge of the stock and transfer books and ledgers. A record shall be made of each transfer.

VII. INDEMNIFICATION

7.01. Indemnification of Third Party Actions. The Corporation shall, to the maximum extent and manner permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under these Bylaws), against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

7.02. Indemnification of Corporation Actions. The Corporation shall, to the maximum extent and in the manner permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement), against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court considers proper.

7.03. Determination. To the extent that a director, officer, employee or agent of the Corporation has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 7.01 and 7.02 hereof, or in defense of any claim, issue or matter therein, the Corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection therewith. Any other indemnification under Section 7.01 or 7.02 hereof shall be made by the Corporation as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 7.01 or 7.02 hereof. Such determination shall be made either (1) by the Board of Directors by a majority vote of a quorum of directors not parties to the action, suit or proceeding, or (2) by the shareholders by a majority vote of a quorum of shareholders at any meeting duly called for such purpose.

7.04. Advances. Expenses (including expenses ultimately expected to be reimbursed to the director or officer through insurance) incurred in defending a civil or criminal action, suit or proceeding as contemplated in this Article IX shall, in the case of any director and any officer, and may, in the case of any employee or agent, be paid by the Corporation in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay the amount advanced if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized by this Article VII.

7.05. General Indemnification. The indemnification and advancement of expenses provided by this Article VII may not be construed to be exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any Article of Incorporation, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The protections and rights provided by this Article VII and all of such other protections and rights are intended to be cumulative.

7.06. Scope of Indemnification. The indemnification and advancement of expenses authorized by this Article VII is intended to permit the Corporation to indemnify, to the fullest extent permitted by the laws of the State of Wyoming, any and all persons whom it shall have power to indemnify under such laws from and against any and all of the expenses, disabilities or other matters referred to in or covered by such laws. Any indemnification or advancement of expenses hereunder shall, unless otherwise provided when the indemnification or advancement of expenses is authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators.

7.07. Insurance. The Corporation may purchase and maintain director and officer insurance on behalf of each person who is or was a director or officer of the Corporation, and may purchase and maintain insurance on behalf of each person who is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status in any such capacity, whether or not the Corporation would have the power to indemnify him or her against the liability under the provisions of this Article VII or the Act, as the same may hereafter be amended or modified.

VIII. MISCELLANEOUS

8.01. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December of the same year, or such other 12 consecutive months as the Board of Directors may designate.

8.02. Amendments. The Corporation’s Bylaws may be amended or repealed by the Board of Directors. The Corporation’s stockholders, by unanimous vote, may amend or repeal the Corporation’s Bylaws even though the Bylaws may also be amended or repealed by its Board of Directors.

8.03. Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

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